As filed with the Securities and Exchange Commission on March 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	45-4497941
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)

2014 Omnibus Stock Ownership Plan

(Full Title of the Plan)

Peter Hoang
President and Chief Executive Officer
TapImmune Inc.
5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

(Name and Address of Agent for Service)

904-516-5436
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark A. Catchur
Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd., Suite 2800
Tampa, FL 33602
Telephone: 813-229-7600
Fax: 813-229-1660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $.001 per share	1,009,279	$3.64	$3,673,775.56	$457.39

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(2)	Pursuant to Rule 457(h) under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based on upon the closing price of the shares of Common Stock as reported by the Nasdaq Capital Market on March 21, 2018.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement (this “Registration Statement”) is to register an aggregate of 1,009,279 shares of TapImmune Inc. (“we,” “our,” “us,” “TapImmune,” or the “Registrant”) common stock, par value $.001 per share (the “Common Stock”), that may be offered pursuant to the TapImmune Inc. 2014 Omnibus Stock Ownership Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement and as required by Rule 428(b)(1). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated into this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 000-37939) (the “Annual Report”);

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (1) above; and

•	The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-3, Registration No. 333-220538, including all amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless a court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

The Company’s bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification otherwise would be discretionary under Nevada law as described above. The Company maintains director and officer liability insurance and has entered into indemnification agreements with its directors and officers to provide for indemnification to the extent permitted by Nevada law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated into this item by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where appropriate, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 23, 2018.

TAPIMMUNE INC.

By:	/s/ Peter L. Hoang
Peter L. Hoang
President, Chief Executive Officer and Director

Each person whose signature appears below constitutes and appoints Peter L. Hoang and Michael Loiacono, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 23, 2018.

Signature	Title	Date

/s/ Peter L. Hoang	Chief Executive Officer, President and Director	March 23, 2018
Peter L. Hoang	(Principal Executive Officer)

/s/ Sherry Grisewood	Director	March 23, 2018
Sherry Grisewood

/s/ Glynn Wilson	Director	March 23, 2018
Dr. Glynn Wilson

/s/ David Laskow-Pooley	Director	March 23, 2018
David Laskow-Pooley

/s/ Mark Reddish	Director	March 23, 2018
Mark Reddish

/s/ Frederick Wasserman	Director	March 23, 2018
Frederick Wasserman

/s/ Joshua Silverman	Director	March 23, 2018
Joshua Silverman

/s/ Michael J. Loiacono	Chief Financial Officer	March 23, 2018
Michael J. Loiacono	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation, as amended (incorporated by reference as Exhibit 3.1 to Form 10-Q filed on November 4, 2016).

3.2	Amended and Restated Bylaws of TapImmune Inc. (incorporated by reference as Exhibit 3.1 to Form 8-K filed on July 15, 2016).

4.0	Form of Stock Certificate (incorporated by reference as Exhibit 4.0 to Form 10-K filed on March 23, 2018).

4.1	2014 Omnibus Stock Ownership Plan, as amended.*

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.*

10.1	Form of Stock Option Award Agreement-Key Employee (incorporated by reference as Exhibit 10.4 to Form 10-Q filed on November 16, 2015).

10.2	Form of Stock Option Award Agreement-Non-Employee Director (incorporated by reference as Exhibit 10.5 to Form 10-Q filed on November 16, 2015).

10.3	Form of Stock Option Award Agreement-Consultant (incorporated by reference as Exhibit 10.6 to Form 10-Q filed on November 16, 2015).

23.1	Consent of Marcum LLP.*

23.2	Consent of Shumaker, Loop & Kendrick, LLP.* to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

*	Filed herewith.